UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  April 30 , 2004


                                 INDIGINET, INC.
             (Exact name of registrant as specified in its charter)



                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)



            0-32333                                   65-0972865
     (Commission File Number)             (IRS Employer Identification No.)


  5000 BIRCH STREET, SUITE 3000                          92660
    NEWPORT BEACH, CALIFORNIA                         (Zip Code)
  (principal executive offices)


                                 (949) 476-3711
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE
FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

     On April 30 , 2004, Indiginet, Inc. (the "Registrant") entered into an Asset Purchase Agreement with The Site Doctors, a California general partnership ("Site Doctors") pursuant to which the Registrant purchased all of the assets of Site Doctors all of which were related to Site Doctors' business of web design and hosting (the "Acquisition"). The Registrant intends to use the assets acquired in the Acquisition to expand the Registrant's customer base and product offerings. The total consideration paid by the Registrant in connection with the Acquisition consisted of $40,000 cash. The amount of consideration was determined following negotiations between the Registrant and Site Doctors and is set forth in the Asset Purchase Agreement, attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

     As the acquired assets do not meet the minimum significance tests under Regulation S-X, financial statements regarding the acquired assets are not required to be provided.



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     (b)  Pro forma financial information.

     As the acquired assets do not meet the minimum significance tests under Regulation S-X, pro forma financial information regarding the acquired assets is not required to be provided.

     (c)  Exhibits.
          --------

     The following exhibits are filed herewith:

EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT
-----------                      -------------------------

   2.1       Agreement to Purchase Assets of The Site Doctors by Indiginet, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2004.

                                               INDIGINET, INC.


                                               By  /s/  Mark Ellis
                                                  --------------------------
                                                  Mark Ellis, President



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